                                                                   Exhibit 10.24


                                     PARK
                      C O M M U N I C A T I O N S, I N C.

                                  Terrace Hill
                                  P.O. Box 550
                              Ithaca, N.Y.  14851
                              Phone (607) 272-9020

                                                         Wright M. Thomas
                                                            President



June 7, 1995

Mr. Robert J. Rossi
104 Lendl Court
Cary, North Carolina  27511


Dear Bob:

It was good visiting with you today. This will confirm our offer of a consultancy/non-competition agreement for you for twelve months after leaving active employment with the company, whether it is June 30 or July 31.

You agree to provide fifty full days of consulting services during the twelve month period. We will try to schedule your days as far in advance as is possible, taking into account your personal schedule and other business commitments you may have. Because we both anticipate that the need for your consulting services will be greater in the latter part of this period, we mutually agree that the payment for your consulting services will commence on January 15, 1996, with subsequent payments to be made on a semi-monthly basis until the end of the consulting period. You will be paid additional compensation at the rate of $1,000 per day (to be paid in the same month worked) for all days worked in excess of fifty days of consulting during the twelve month period.

You agree not to consult for any entity which would compete with any of the Park Communications, Inc. existing properties during this period of time.

Mr. Robert J. Rossi                   -2-                    June 7, 1995



The company will pay all of your out-of-pocket expenses incurred in your consulting activities for us, or, in lieu thereof, will provide transportation and lodging we have arranged on a trade-out basis, which will be suitable to your standard of living.

If you are in agreement with this arrangement, please sign both copies in the space provided below and return one copy to me for our files.

Sincerely,



Wright M. Thomas
WMT:eb

                                 Agreed & accepted:



                                 --------------------------------
                                 Robert J. Rossi


                                 29 June 95
                                 --------------------------------
                                              (date)